Exhibit 99.1

CYTOMEDIX ANNOUNCES FDA DECISION ON AUTOLOGELTM

Company to Immediately Appeal FDA Ruling;
Conference Call to Be Held Today at 4:00 p.m. EDT

ROCKVILLE, Md., Oct. 17, 2006 - Cytomedix, Inc. (AMEX: GTF) today announced that the Food and Drug Administration’s (FDA or Agency) Center for Biologics Evaluation and Research (CBER) has denied the Company’s claim that AutoloGelTM is substantially equivalent to predicate devices, as asserted in the Company’s 510(K) Pre-Market Notification. The FDA has offered the Company the opportunity to have the decision reconsidered as part of its established appeals process and the Company will proceed with an appeal immediately. Kshitij Mohan, Ph.D. Cytomedix Chairman and CEO, will host a conference call and webcast with members of the investment community today, October 17, 2006 at 4:00 p.m. Eastern time to discuss this matter.

The Company will pursue the appeal not in an adversarial approach with the Agency, but in a consultative mode to assure that the Company’s position, including the views of additional scientific experts are fully considered by the FDA. The Company has chosen this route because it believes it will be the most expeditious way to obtain clearance for AutoloGel™ and estimates the appeals process to be complete in 60 to 90 days.

CBER’s primary grounds for rejecting the claim of substantial equivalence appear to relate to the use of bovine thrombin to activate the platelet rich plasma (PRP) in the AutoloGelTM System. Bovine thrombin is a clotting agent derived from cows that has been used extensively on humans in surgery and other instances to stop bleeding. It is also used along with platelet gel therapy products that have been cleared by FDA for use in surgery. However, CBER cites papers that contend that bovine thrombin creates antibodies that may decrease a patient’s Factor V count which could cause a bleeding tendency. The analysis and clinical interpretation of the data in Cytomedix’s submission to the FDA had concluded that the data from the clinical trial does not demonstrate this complication. No statistically or clinically significant differences were noted between the PRP gel and control from baseline to endpoint laboratory shifts in hematology, clotting factors, and Factor V tests. Additionally, no clinically important changes in clotting factors that would cause concern about the effect of the PRP gel or control on Factor V activity were found during an independent monitor review of the medical records, including concomitant medications.

When Company officials met with the FDA in early September 2006, there was discussion on a variety of safety and efficacy issues including the validity of the clinical trial results. At the conclusion of the meeting the areas of concern were narrowed to a few and FDA requested specific information on those areas. The Company promptly provided the information requested. The Company received telephonic communication from FDA on Thursday, October 5, 2006 followed by a letter asking for some additional raw data and information related primarily to laboratory results and use, in the Company’s product, of bovine thrombin.

Cognizant of FDA’s target of completing 510(k) reviews within 90 review days (which ended on Friday, October 13, 2006), the Company promptly responded to FDA with all the requested information. The information regarding the FDA “Non-Substantially Equivalent” decision was transmitted to the Company on Friday, October 13, 2006. The Company has been consulting clinical experts and they are providing additional, independent opinions to the Company which continue to support the Company’s position that the use of FDA approved bovine thrombin does not create a safety risk to warrant the denial of market clearance of the AutoloGel™ System by FDA.

At the September 2006 meeting, CBER had also raised concerns relating to the clinical trial and the number of protocol violations which resulted in a lack of statistical significance in the results of the “intent-to-treat” patient cohort and the subset analysis that showed full statistical significance in the results for 88% of the wounds which represented the per protocol majority wound group within the trial. The Company believed that it had addressed these concerns to the FDA’s satisfaction, although they were still listed in the October 13, 2006 communication from the FDA.

“We are very disappointed with this decision. We continue to believe, based on the safety and effectiveness information that we have submitted, that our product merits marketing clearance by the FDA. We will work through the appeal process as expeditiously as possible,” said Dr. Mohan.

To participate in the conference call, dial 1-877-407-9205 in the U.S. and Canada (international callers dial 201-689-8054) approximately 10 minutes before the conference call is scheduled to begin. Hold for the operator and reference the Cytomedix conference call. The conference call will also be archived until 11/17/06. To access the archived conference call, callers in the U.S. and Canada dial 1-877-660-6853 (international callers dial 201-612-7415) and use account #286 and pass code ID #217628.

The teleconference can also be accessed by means of a live audio webcast on the Company's website at http://www.cytomedix.com , or http://www.investorcalendar.com . The presentation will be archived for replay at both sites.

ABOUT CYTOMEDIX

Cytomedix, Inc. is a biotechnology company specializing in processes and products derived from autologous platelet releasates for uses in the treatment of wounds and other applications. The current offering is AutoloGel™, a technology that utilizes an autologous platelet gel composed of multiple growth factors and fibrin matrix. The Company has announced favorable results from its blinded, prospective, multi-center clinical trial on the use of its technology in healing diabetic foot ulcers and is appealing the FDA’s ruling related to its 510(k) application for marketing clearance for a new product seeking specific labeled indications for the healing of chronic wounds. Additional information regarding Cytomedix is available at: http://www.cytomedix.com

SAFE HARBOR STATEMENT

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix's actual results may differ materially due to a number of factors, many of which are beyond Cytomedix's ability to predict or control, including among others, the success of new sales initiatives, governmental regulation, acceptance by the medical community and competition. There is no guarantee that the FDA will reverse its decision on the Company’s 510(k) submission for a specific wound healing indication, or that this matter will be settled within any estimated timeframe. Further, even assuming the FDA grants the Company’s request for marketing clearance, there is no guarantee that the Company will receive Medicare reimbursement for its product; the Company’s marketing efforts will be successful; or that it will be able to achieve its other strategic goals. There is also no guarantee that the Company’s current capitalization will be sufficient to attain its goals, that future funding will be available to the Company on acceptable terms, or that the Company will ever be able to sustain itself from ongoing operations. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

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